American Quantum Cycles, Inc.
June 11, 1999
Page 1




                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301



                                  June 11, 1999




American Quantum Cycles, Inc.
731 Washburn Road
Melbourne, FL 32934

         Re:      Registration Statement on Form SB-2; American Quantum, Cycles,
                   Inc. (the "Company")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the public offering by the Company of 1,840,000 shares of Common Stock, $.001 par value ("Common Stock") including up to 240,000 shares of Common Stock issuable in connection with the Underwriters over-allotment option and an aggregate of 232,500 shares of Common Stock being registered by the Company on behalf of the selling security holders listed in the Registration Statement (the "Selling Security Holder Shares") including 62,500 Selling Security Holder Shares issuable upon the exercise of options (the "Option Shares").

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation, as amended, and Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock and the Selling Security Holder Shares and related matters;
(iii) the Registration Statement and the exhibits thereto; and (iv) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished



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American Quantum Cycles, Inc.
June 11, 1999
Page 2



to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing, we are of the opinion that the Common Stock, the Selling Security Holder Shares and the Option Shares when issued in accordance with their terms) will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement.

                                      Sincerely,

                                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                      /s/ Atlas, Pearlman, Trop & Borkson, P.A.